UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2020 (November 17, 2020)

Aaron’s Holdings Company, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-39628	85-2484385
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE, Suite 300 Atlanta, Georgia	30339-3194
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(678) 402-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, Par Value $0.50 Per Share	AAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

The Board of Directors of Aaron’s Holdings Company, Inc. (the “Company”) set a record date of the close of business on November 27, 2020, for the previously announced spin-off of its wholly-owned subsidiary, The Aaron’s Company, Inc. (“Aaron’s SpinCo”). The Company’s shareholders will receive one share of Aaron’s SpinCo common stock for every two shares of Company common stock held as of the close of business on the record date. No fractional shares will be distributed in connection with the spin-off. A cash payment will be made in lieu of any fractional shares.

The Company anticipates that the effective time and date of the distribution will be 11:59 p.m., Eastern Time, on November 30, 2020. The spin-off is conditioned on Aaron’s SpinCo’s registration statement on Form 10 being declared effective by the Securities and Exchange Commission, which is expected to occur in the coming days, as well as authorization by the New York Stock Exchange and other conditions described in the registration statement.

On November 17, 2020, the Company issued a press release relating to the spin-off which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of the Company, dated November 17, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S HOLDINGS COMPANY, INC.

	By:	/s/ C. Kelly Wall
C. Kelly Wall
Interim Chief Financial Officer
Date: November 18, 2020